UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2017

PACIFICORP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-55467	47-2055848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Lake City Way NE, Seattle WA, 98125
(Address of principal executive offices)

Registrant's telephone number including area code: 1-800-929-3293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation  of the registrant  under  any  of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 4, 2017, the Registrant entered into an exclusive License Agreement with Affordable Green Washington LLC.

The License Fees shall be due and payable as follows:

      $25,000 Due upon execution of the agreement; $25,000 Due on or before May 15, 2017; and $50,000 Due on or before May 31, 2017; and  $2,000,000 on or before September 30, 2017, with closing to occur on or before May 31, 2017.

The License Agreement contains customary representations and warranties and pre and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability. The foregoing summary description of the terms of the License Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the License Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

On May 4, 2017 Wan Soo Lee resigned his position as a Director of the Registrant.

There were no conflicts of interest or any disagreement between Mr. Lee and the Registrant, its management or board of directors.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	License Agreement

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant  has duly  caused  this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Pacificorp Holdings, Ltd.

By: /s/ Jason Sakowski
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Jason Sakowski, President and Director

Date: May 9, 2017